Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Borrower:	LIVEONE, INC.	Lender:	East West Bank
	269 S. BEVERLY DR STE 1450		Loan Servicing Department
	BEVERLY HILLS, CA 90212		9300 Flair Drive, 6th Floor
El Monte, CA 91731

Principal Amount: $7,000,000.00	Date of Agreement: August 22, 2023

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated June 2, 2021 for Loan Number 769623758 in the original Principal Amount of $7,000,000.00, along with any and all subsequent Change in Terms Agreements (collectively referred to as “Note”).

DESCRIPTION OF CHANGE IN TERMS. The section entitled “DISHONORED ITEM FEE” is hereby deleted in its entirety. Effective August 22, 2023, the sections entitled “VARIABLE INTEREST RATE” and “INTEREST CALCULATION METHOD” are hereby amended and restated as follows:

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the daily Wall Street Journal Prime Rate, as quoted in the “Money Rates” column of The Wall Street Journal (Western Edition) as determined by Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.500% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.500 percentage points over the Index (the “Margin”), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 11.000%. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. NOTICE: Under no circumstances will the interest rate on this loan be less than 7.500% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

LIVEONE, INC.

By:	/s/ Robert S. Ellin

ROBERT S. ELLIN, CEO of LIVEONE, INC.